Exhibit 99.1
News release via Canada NewsWire, Calgary 403-269-7605

     Attention Business Editors:
     New ACTICOAT(TM) Silver Coated Anti-microbial Barrier Dressing Receives
     510(k) Clearance from the US FDA

     PRINCETON, NJ, July 29 /CNW/ - NUCRYST Pharmaceuticals, a developer and manufacturer of medical products that fight infection and the Advanced Wound
Management division of Smith & Nephew plc announced today that the US Food &
Drug Administration (FDA) granted marketing clearance for Acticoat(TM) Flex.
Acticoat(TM) Flex is an antimicrobial barrier dressing designed to conform to body contours and allow for flexible movement for injuries that require sustained antimicrobial activity. Acticoat(TM) Flex represents a new addition to the Acticoat(TM) family and is coated with NUCRYST's patented SILCRYST(TM)
nanocrystalline silver technology.
     "We are pleased that the US FDA has granted marketing clearance for
Acticoat(TM) Flex," said David B. Holtz, Interim President and Chief Executive
Officer, and Chief Financial Officer of NUCRYST. "The launch of Acticoat(TM)
Flex by Smith & Nephew is the latest result of the successful partnership between Smith & Nephew and NUCRYST to provide advanced antimicrobial protection to acute trauma and burn patients, as well as to patients with complex chronic wounds."
     The Acticoat(TM) brand is a leader in the antimicrobial advanced wound care market. Acticoat(TM) Flex simplifies the dressing of wounds with its unique conformable design that easily contours to surfaces, including difficult-to-protect articulating regions such as knee or elbow joints.
     "We are delighted with the US FDA clearance for Acticoat(TM) Flex. We have had excellent feedback from Canada where Acticoat(TM) Flex was launched at the end of 2008. The approval from the FDA allows us to further roll out the technology and support the fight against healthcare acquired infection"
commented Roger Teasdale, President of Smith & Nephew's Advanced Wound
Management business. "This product launch is a key to our focus on Infection
Management, one of the three focused elements of the Wound Management Global
Business Unit strategy along with Exudate Management and Negative Pressure
Wound Therapy."

     About Acticoat(TM) Dressings with SILCRYST(TM) Nanocrystals

     Antimicrobial barrier dressings are used to help prevent infection, a major cause of delays in the wound healing process. Acticoat(TM) dressings with NUCRYST's proprietary SILCRYST(TM) nanocrystalline silver coatings provide effective antimicrobial activity thereby providing an improved environment for the wound to heal. Acticoat(TM) dressings are now sold by
Smith & Nephew in over 30 countries and are used extensively for serious wounds and traumatic injury.

     About Smith & Nephew

     Smith & Nephew is a global medical technology business, specialising in
Orthopaedics, including Reconstruction, Trauma and Clinical Therapies,
Endoscopy and Advanced Wound Management products. Smith & Nephew is a global leader in arthroscopy and advanced wound management and is one of the leading global orthopaedics companies.
     Smith & Nephew is dedicated to helping improve people's lives. The
Company prides itself on the strength of its relationships with its surgeons and professional healthcare customers, with whom its name is synonymous with high standards of performance, innovation and trust. The Company operates in
32 countries around the world. Annual sales in 2008 were $3.8 billion.

     About NUCRYST Pharmaceuticals

     NUCRYST Pharmaceuticals (NASDAQ: NCST; TSX: NCS) develops, manufactures and commercializes medical products that fight infection and inflammation using SILCRYST(TM), its patented atomically disordered nanocrystalline silver technology. NUCRYST licensed world-wide rights for SILCRYST(TM) wound care coating products to Smith & Nephew plc, which markets these products in over
30 countries under their Acticoat(TM) trademark. NUCRYST is also developing pharmaceutical products to address medical conditions that are characterized by pain, infection and inflammation. The Company has developed its proprietary nanocrystalline silver in a powder form, referred to as NPI 32101, for use in medical devices and as an active pharmaceutical ingredient.

     <<
     Acticoat(TM) is a trademark of Smith & Nephew plc
     SILCRYST(TM) is a trademark of NUCRYST Pharmaceuticals Corp.
     >>

     This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada (collectively
"forward-looking statements"). The words "believes", "expects", "plans",
"anticipates", "estimates", "intends", "projects", "may", "might", "would",
"will", "could", "should" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this news release include, but are not limited to, statements about: the future plans of our management in relation to resolving our exchange listing deficiency. With respect to the forward-looking statements contained in this news release, readers are cautioned that numerous risks, uncertainties and other factors could cause our actual results to differ materially from those indicated in these statements including, but not limited to: the performance of stock markets generally; our ability to satisfy regulatory and stock exchange standards and requirements to maintain our exchange listing; our future operation results are uncertain and likely to fluctuate; our ability to maintain our collaboration with Smith & Nephew; our reliance on sales of
Acticoat(TM) products with our SILCRYST(TM) coatings by Smith & Nephew; future financial performance and operating performance of Smith & Nephew; we may not be able to retain existing and obtain new regulatory approvals for any future products; continued development and market acceptance of new products; the impact of delays and challenges with new product introductions; the impact of new product introductions on the sales of existing products; the impact of competitive products and pricing; we may not be able to establish successful commercialization programs, through new corporate collaborations or otherwise;
changes in currency exchange rates; our ability to protect our intellectual property rights and to not infringe on the intellectual property rights of others. Although we have attempted to identify the important risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in forward-looking statements, there may be other factors that cause actual results or events to differ from those expressed or implied in forward looking statements. For a more thorough discussion of the risks associated with our business, see the
"Risk Factors" section in our Annual Report on Form 10-K for the year ended
December 31, 2008 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov and with securities authorities in Canada on SEDAR at
www.sedar.com. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and NUCRYST disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future developments or otherwise after the date hereof.

     %SEDAR: 00023031E          %CIK: 0001344674

     /For further information: David Wills, Gillian McArdle, Investor
Relations, (416) 504-8464, info(at)nucryst.com/
     (NCST NCS.)

CO:  NUCRYST Pharmaceuticals Corp.

CNW 09:00e 29-JUL-09